As filed with the U.S. Securities and Exchange Commission on August 5, 2025
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

BRIDGEBIO PHARMA, INC.
(Exact name of registrant as specified in its charter)

Delaware	84-1850815
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3160 Porter Drive, Suite 250
Palo Alto, CA	94304
(Address of Principal Executive Offices)	(Zip Code)

2021 AMENDED AND RESTATED BRIDGEBIO PHARMA, INC. STOCK OPTION AND INCENTIVE PLAN
(Full title of the plan)

Neil Kumar
Chief Executive Officer
BridgeBio Pharma, Inc.
3160 Porter Drive, Suite 250
Palo Alto, CA 94304
(Name and address of agent for service)

(650) 391-9740
(Telephone number, including area code, of agent for service)
Copies to:

Mitchell S. Bloom, Esq.
Maggie L. Wong, Esq.
Natalie T. Martirossian, Esq.
Goodwin Procter LLP
525 Market Street
San Francisco, CA 94105
Telephone: (415) 733-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definition of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

REGISTRATION OF ADDITIONAL SHARES PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E of Form S-8, BridgeBio Pharma, Inc. (the “Registrant”) is filing this Registration Statement on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) to register 5,000,000 additional shares of its common stock reserved and available for issuance under the 2021 Amended and Restated BridgeBio Pharma, Inc. Stock Option and Incentive Plan (formerly known as the Amended and Restated BridgeBio Pharma, Inc. 2019 Stock Option and Incentive Plan) (the “2021 Plan”), which was approved by the Registrant’s stockholders at the Registrant’s 2025 Annual Meeting of Stockholders on June 20, 2025. In accordance with the instructional note to Part I of Form S-8 as promulgated by the Commission, the information specified by Part I of the Form S-8 has been omitted from this Registration Statement. The contents of the Registrant’s Registration Statements on Form S-8 (File Nos. 333-232491, 333-236872, 333-239718, 333-252394, 333-263009, 333-269600 and 333-281190), filed with the Commission on July 1, 2019, March 4, 2020, July 7, 2020, January 25, 2021, February 25, 2022, February 6, 2023 and August 1, 2024, respectively, are hereby incorporated by reference pursuant to General Instruction E.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

See the Exhibit Index below for a list of exhibits filed as part of this registration statement on Form S-8, which Exhibit Index is incorporated herein by reference.

EXHIBIT INDEX

Exhibit No.	Description

4.1	Form of Amended and Restated Certificate of Incorporation of the Registrant (1)

4.2	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Registrant (2)

4.3	Form of Amended and Restated Bylaws of the Registrant (3)

4.4	Specimen Common Stock Certificate (4)

5.1*	Opinion of Goodwin Procter LLP

23.1*	Consent of Independent Registered Public Accounting Firm to BridgeBio Pharma, Inc.

23.2*	Consent of Goodwin Procter LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (included on signature page)

99.1	2021 Amended and Restated BridgeBio Pharma, Inc. Stock Option and Incentive Plan and forms of award agreements thereunder (5)

107*	Filing Fee Table

*	Filed herewith.

(1)	Filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed on July 3, 2019 and incorporated herein by reference.
(2)	Filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed on June 23, 2025 and incorporated herein by reference.
(3)	Filed as Exhibit 3.2 to the Registrant’s Registration Statement on Form S-4, filed on November 6, 2020 and incorporated herein by reference.
(4)	Filed as Exhibit 4.1 to the Registrant’s Amendment No. 3 to Registration Statement on Form S-1, filed on June 24, 2019 and incorporated herein by reference.
(5)	Filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed on June 23, 2025 and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, State of California, this 5th day of August, 2025.

BRIDGEBIO PHARMA, INC.

By:	/s/ Neil Kumar
Neil Kumar, Ph.D.
Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

KNOW ALL BY THESE PRESENT, that each individual whose signature appears below hereby constitutes and appoints each of Neil Kumar, Thomas Trimarchi and Maricel M. Apuli as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated below.

Signature	Title	Date

/s/ Neil Kumar	Chief Executive Officer and Director	August 5, 2025
Neil Kumar, Ph.D.	(Principal Executive Officer)

/s/ Thomas Trimarchi	President and Chief Operating Officer	August 5, 2025
Thomas Trimarchi, Ph.D.	(Principal Financial Officer)

/s/ Maricel M. Apuli	Chief Accounting Officer	August 5, 2025
Maricel M. Apuli	(Principal Accounting Officer)

/s/ Eric Aguiar	Director	August 5, 2025
Eric Aguiar, M.D.

/s/ Jennifer E. Cook	Director	August 5, 2025
Jennifer E. Cook

/s/ Douglas A. Dachille	Director	August 5, 2025
Douglas A. Dachille

/s/ Ronald J. Daniels	Director	August 5, 2025
Ronald J. Daniels

/s/ Andrea J. Ellis	Director	August 5, 2025
Andrea J. Ellis

/s/ Fred Hassan	Director	August 5, 2025
Fred Hassan

/s/ Charles Homcy	Director	August 5, 2025
Charles Homcy, M.D.

/s/ Andrew W. Lo	Director	August 5, 2025
Andrew W. Lo, Ph.D.

/s/ Frank P. McCormick	Director	August 5, 2025
Frank P. McCormick, Ph.D.

/s/ James C. Momtazee	Director	August 5, 2025
James C. Momtazee

/s/ Ali J. Satvat	Director	August 5, 2025
Ali J. Satvat

/s/ Randal W. Scott	Director	August 5, 2025
Randal W. Scott, Ph.D.

/s/ Hannah A. Valantine	Director	August 5, 2025
Hannah A. Valantine, M.D.